UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Larry Kellner, our Chairman and Chief Executive Officer, and Jeff Smisek, our President, are hosting a series of employee meetings beginning today, where they will provide a company update. At these meetings, Mr. Kellner and Mr. Smisek will announce that the company will report a profit for the third quarter of 2006 and that, through September 30, 2006, the company has accrued an employee profit sharing pool of over $100 million.

The actual amount of profit sharing that the company will be able to distribute to employees on February 14, 2007 depends on the company's full-year financial results. Accordingly, the final profit sharing pool may exceed or be less than $100 million, depending on the company's financial performance in the fourth quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

October 11, 2006	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President & Assistant General Counsel